UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2009

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Non Regulation FD Filing

This Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

Item 8.01.	Other Events.

Simon Srybnik and his brother Louis D. Srybnik, without ever making the filings with the Securities and Exchange Commission to publicly explain their plans and intentions as apparently required by Section 13(d) of the Securities Exchange Act of 1934 (15 USC §78m), and Regulation 13D (17 CFR 240.13d-1 et. seq.) and Schedule 13D (17 CFR 240.13d-101), through their controlled New York corporation 186-194 Imlay St. Realty Corp. (“Imlay”), obtained an order of possession (eviction) against Life Sciences, Inc. on March 5, 2009 with respect to Life Sciences’ manufacturing, laboratory and office facilities in St. Petersburg, Florida.

Simon and Louis D. Srybnik control Imlay, and are also the direct and indirect beneficial owners of more than 60% of the Common Stock of Life Sciences.

On Thursday, March 5, 2009, the Pinellas County Florida Court gave Life Sciences until 5:00 P.M. on Monday, March 9, 2009 to deposit with the Court more than $1.6 million for 9-1/2 years of allegedly due back rent in order to stay in possession and thereafter go to trial on the merits of Imlay’s action and the defenses sought to be raised by Life Sciences.

As no such deposit of more than $1.6 million by Life Sciences is feasible within the compressed time allowed, a reorganization bankruptcy proceeding will be filed with the U.S. Bankruptcy Court in Tampa, Florida before the close of business on Monday, March 9, 2009 in order to provide some protection for the interests of Life Sciences and its minority stockholders.

See among other matters the Forms 8-K filed by Life Sciences with the SEC on November 10, 2008 (cover and signed date of September 16, 2008 and November 10, 2008, respectively), November 26, 2008 (cover and signed date of November 20, 2008 and November 26, 2008), December 2, 2008 (cover and signed date of November 26, 2008 and December 2, 2008) and January 9, 2009 (cover and signed date of January 5, 2009 and January 9, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2009.

LIFE SCIENCES, INC.

By:	/s/ Alex A. Burns
Alex A. Burns,
Vice President and Secretary

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